UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Accelerated Stock Buyback Agreement

On March 21, 2016, Symantec Corporation (“Symantec” or the “Company”) entered into accelerated stock buyback agreements (each, an “ASR Agreement”) with Citibank, N.A. (“Citibank”), Bank of America Merrill Lynch (“Merrill Lynch”) and Wells Fargo Bank, National Association (“Wells Fargo”) to repurchase an aggregate of $1.0 billion of the Company’s common stock. Each counterparty will have three tranches of approximately $111.1 million each, each with staggered first dates on which such tranche may be accelerated at the option of the applicable counterparty and different calculation dates with respect to each applicable bank. The ASR Agreements are part of the previously announced $2.3 billion share repurchase program approved by the Company’s Board in February 2016 and are expected to be completed by March 2017.

Under the terms of the ASR Agreements, Symantec will make a $333.3 million payment to each of Citibank, Merrill Lynch and Wells Fargo on March 24, 2016 and expects to receive from each of them on the same day an initial delivery of approximately 14.1 million shares of the Company’s common stock. The final number of shares to be repurchased will be based on the volume-weighted average stock price of the Company’s common stock during the term of the transaction, less a discount and subject to potential adjustments pursuant to the terms of the ASR Agreements. At settlement, under certain circumstances, each of Citibank, Merrill Lynch and Wells Fargo may be required to deliver additional shares of common stock to Symantec, or under certain circumstances, Symantec may be required to deliver shares of common stock or to make a cash payment, at its election, to Citibank, Merrill Lynch and Wells Fargo. The final settlement of the transactions under the ASR Agreements is scheduled to occur by November 2016 but they may be terminated early in certain circumstances.

The ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled settlement date and various acknowledgements, representations and warranties made by the Company and Citibank, Merrill Lynch and Wells Fargo, as applicable, to one another.

From time to time, Citibank, Merrill Lynch and Wells Fargo, and/or their respective affiliates, have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of ASR Agreement, a copy of which will be filed in the Company’s Annual Report on Form 10-K for the Fiscal Year ending April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 22, 2016	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

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